RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HELIX TECHNOLOGY CORPORATION


         HELIX TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is HELIX TECHNOLOGY CORPORATION, and the
name  under  which  the   Corporation   was  originally   incorporated   is  500
INCORPORATED.

         The date of filing its original Certificate of Incorporation with the Secretary of State was March 30, 1967.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation, as amended or supplemented, is hereby restated without further amendments or changes to read as follows:
         FIRST.  The name of the Corporation is HELIX TECHNOLOGY CORPORATION.

         SECOND. Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

         THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         To engage in the manufacture, sale and other disposition of devices for the production of refrigeration and/or the liquefication or solidifaction of gases for the purification of gases, for the production and maintenance of high vacuums, and for the production of extremely high temperatures for scientific and technical purposes, including the growing of crystals. To engage in the manufacture and sale of scientific and technical equipment, and the purchase or manufacture and sale of accessory materials, equipment and supplies. To undertake, the installation and trial operation of such devices and the instruction of others in the operation of such devices and to perform other professional and technical services.

         To engage in engineering, research and development for its own account or for the account of others in any field of science or knowledge pure or applied.

         To carry on a general manufacturing and merchandising business and any business incidental thereto or in any way connected therewith, including, but without limiting the generality of the foregoing purpose, the trade or business of preparing, processing, producing, manufacturing, adapting, synthesizing, forming, treating, finishing, converting, experimenting, testing, and otherwise acquiring, owning, holding, consuming, disposing of and dealing in and with interests in metals, minerals, and other materials, substances or compounds, or combinations thereof, organic and inorganic, natural or artificial, and the invention, design and fabrication of tools, apparatus and equipment employing or useful for the employing of any such materials, and any and all other goods, articles, materials, equipment, compounds or substances required for, or convenient in connection with or incidental to any of the foregoing; and any other trade or business which can conveniently be carried on in conjunction with any of the matters or purposes aforesaid or in or upon the premises of the corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, formulas, inventions, improvements and processes, trade secrets, trademarks and trade names relating to or useful in connection with any business of the corporation.

         In general, to carry on any or all of the business of the corporation as principal, agent or contractor, and to carry on any other business incidental to and in connection with the foregoing and to have and exercise all the powers conferred by laws of Delaware upon corporations formed under the Corporation Laws of the State of Delaware.

         FOURTH.

         (a) The total number of shares of stock which the corporation is authorized to issue is 7,000,000, of which 5,000,000 shares shall be common stock, par value of $1 per share ("Common Stock") and 2,000,000 shall be preferred stock, par value $1 per share ("Preferred Stock").

         (b) Preferred Stock may be issued, from time to time, by the Board of Directors as herein provided, in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article FOURTH, to divide and issue, from time to time, any or all of the Preferred Stock in one or more series and to fix, from time to time, before issuance thereof, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, the number of shares in each such series of such class and all designations, relative rights (including the right to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including but without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series, but shall only be decreased to a number not less than that of the shares of such series then outstanding) and the designation thereof;

                  (ii) The dividend rate or rates on the shares of such series and any restrictions, limitations or conditions upon the payment of such dividends, and whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall cumulate and the dates on which dividends, if declared, shall be payable;

                  (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon which or after which they shall be redeemable, the amount or amounts per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law, and the other terms and conditions on which the shares may be redeemed;

                  (iv) The rights, if any, of holders of such series to convert the same into, or exchange the same for Common Stock or other stock as permitted by law, and the price or prices or the rate or rates of conversion and the other terms and conditions, if any, of such conversion or exchange, as well as provisions for adjustment of the price or conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                  (vi) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

                  (vii) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded, to fix the extent thereof; and

                  (viii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the corporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

         All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitation, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to
(viii) inclusive above) which may be fixed by the Board of Directors pursuant to this subparagraph (b).

         (c) The Board of Directors adopted a resolution on June 5, 1978 as follows:

         RESOLVED, that there be and hereby is established and created a series of preferred stock of the corporation consisting of 200,000 shares having the following designation, voting powers, relative rights, preferences and limitations:

1. Designation. Such series shall be designated "$.70 Cumulative Convertible Preferred Stock" (herein referred to as "$.70 Preferred Stock"). The number of shares of such series which may be issued shall be 200,000.

2. Cumulative Dividend Rights; Restrictions on Parity Stock Payments and Junior Stock Payments.

         2.1. Cumulative Dividend Rights. The holders of the $.70 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the purpose, cumulative cash dividends at the rate of $.70 per share per annum, payable quarterly on January 15, April 15, July 15 and October 15 in each year. Dividends on the $.70 Preferred Stock shall be cumulative from the dividend payment date next preceding the date on which the $.70 Preferred Stock is issued. Accumulations of dividends shall not bear interest.

         2.2. Restrictions on Parity Stock Payments and Junior Stock Payments. So long as any of the $.70 Preferred Stock is outstanding, the corporation shall not at any time directly or indirectly declare, order, pay, make or set apart any sum or property for any Parity Stock Payment or Junior Stock Payment, unless, in each case,

                  (a) Full Cumulative Dividends on the $.70 Preferred Stock for all past Dividend Periods and for the then current Dividend Period shall have been declared and paid or a sum in cash sufficient for the payment thereof set apart for payment; and

                  (b) the full amount of all redemptions then and therefore required to be made in respect of the $.70 Preferred Stock pursuant to sections 4.1 and 4.3 hereof shall have been made.

3.       Liquidation Rights.

         3.1. Liquidations Preferences. In the event of any liquidation, dissolution or winding up of the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of any Junior Stock, the holders of the $.70 Preferred Stock shall be entitled to the payment in cash of $10.00 per share if such liquidation, dissolution or winding up shall be involuntary, or $15.00 per share if such liquidation, dissolution or winding up shall be voluntary, together in each case with a sum equal to Full Cumulative Dividends thereon to the date of final distribution to the holders of the $.70 Preferred Stock.

         3.2. Distribution on Liquidation. If, upon any such liquidation dissolution or winding up, the assets of the corporation distributable among the holders of the $.70 Preferred Stock shall be insufficient to pay to them in full the preferential amounts specified above, then such assets, or the proceeds thereof, shall be distributed among the holders of the $.70 Preferred Stock ratably in proportion to the amounts which would be payable to them, respectively, if such preferential amounts were paid to them in full.

4.       Required and Optional Redemptions.

         4.1. Required Redemptions. On June 1, 1989 and on each June 1 thereafter until all of the $.70 Preferred Stock shall have been redeemed, the corporation shall redeem the number of shares of the $.70 Preferred Stock specified in the following table (subject, however, to the provisions of section
4.3 hereof), upon the payment in cash of an amount equal to $10.00 per share, together with a sum equal to Full Cumulative Dividends on the $.70 Preferred Stock being redeemed to the date of redemption:

                                                              Number of Shares
Date of Redemption                                            to be Redeemed

 June 1, 1989                                                 45,000
 June 1, 1990                                                 40,000
 June 1, 1991                                                 40,000
 June 1, 1992                                                 40,000
 June 1, 1993                             All shares then remaining outstanding.


No redemption of less than all of the outstanding shares of the $.70 Preferred Stock pursuant to section 4.2 hereof, and no redemption pursuant to section 4.3 hereof of a larger number of shares than that specified in this section 4.1, shall be credited to, or otherwise relieve the corporation of its obligation to make, the redemptions provided for in this section 4.1.

         4.2. Optional Redemptions. At any time or from time to time after November 30, 1981 the corporation may, at its option, upon notice as provided in section 4.4 hereof, and subject to the provisions of section 4.3 hereof, redeem any (a multiple of 100 shares and a minimum of 1,000 shares) or all of the shares of the $.70 Preferred Stock then outstanding, upon the payment in cash of an amount equal to $10.00 per share, together with a sum equal to Full Cumulative Dividends on the $.70 Preferred Stock being redeemed to the date of redemption, provided that the corporation shall not redeem any shares of the $.70 Preferred Stock under this section 4.2 if the holder thereof shall elect to convert the same in accordance with section 5 hereof, and provided, further, that no redemption may be made under this section 4.2 unless

                  (a) the Market Price of the corporation's Common Stock on each trading day during the period of 45 consecutive days immediately preceding the date fixed for such redemption shall have been at least equal to 150% of the Conversion Price (computed in accordance with section 5 hereof) in effect as of the close of business on the last full business day next preceding such date, and

                  (b) on the date fixed for such redemption the shares of Common Stock issuable upon conversion pursuant to section 5 hereof of the $.70 Preferred Stock to be so redeemed shall have been registered under the Securities Act, at the expense of the corporation, pursuant to section
         10.5 of the Purchase Agreements dated May 31, 1978 between the corporation and certain institutional investors relating to the $.70 Preferred Stock (the "Purchase Agreements"), and such registration shall be effective, to the extent requisite to permit the disposition of such shares of Common Stock in accordance with the intended methods of disposition thereof referred to in said section 10.5;

provided that the requirements of the foregoing clause (b) shall not be applicable if on the date fixed for such redemption such disposition of such shares of Common Stock may be made by the holders of such $.70 Preferred Stock without registration pursuant to section 10.4(i) or section 10.10 of the Purchase Agreements. As used in the foregoing clause (b), the term "Securities Act" shall have the meaning specified in section 10.2 of the Purchase Agreements.

         4.3. Additional Redemptions. Notwithstanding any other provision hereof, if Section 302(b)(2) of the Internal Revenue Code as in effect on April 15, 1978 (or any similar provision of the tax laws of the United States of America in effect thereafter) shall not be applicable to any redemption required by section 4.1 or to any redemption proposed to be made under section 4.2, the corporation shall, at the time of such redemption, concurrently redeem such additional number of shares of the $.70 Preferred Stock as shall, in the opinion of the firm of independent public accountants referred to below, be required so that said Section 302(b)(2) (or such similar provision) shall be applicable to such redemption. The corporation shall furnish to each holder of the $.70 Preferred Stock, at least 30 days prior to the date fixed for any redemption under section 4.1 or section 4.2, a certificate of its principal financial officer certifying that said Section 302(b)(2) (or such similar provision) will be applicable to such redemption and showing in reasonable detail all computations required to demonstrate such applicability, together with a certificate of a firm of independent public accountants of recognized national standing selected by the corporation certifying to such applicability.

         4.4. Notice of Optional Redemptions. In the case of each optional redemption under section 4.2 hereof, the corporation shall give written notice thereof to each holder of the $.70 Preferred Stock not less than 30 nor more than 60 days prior to the date fixed for such redemption, in each case specifying such date, the aggregate number of shares of the $.70 Preferred Stock to be redeemed on such date and the number of shares of $.70 Preferred Stock held by such holder to be redeemed on such date. Such notice shall be given by delivering or mailing the same to each such holder at the address of such holder as it appears on the corporation's stock records.

         4.5. Allocation of Partial Redemptions. If less than all of the outstanding shares of the $.70 Preferred Stock are to be redeemed pursuant to sections 4.1, 4.2 or 4.3 hereof, the shares of the $.70 Preferred Stock to be redeemed shall be allocated in whole shares among all of the holders ratably in proportion, as nearly as practicable, to the respective numbers of shares held by such holders, with adjustments, to the extent practicable, to compensate for any prior redemptions not allocated exactly in such proportion.

         4.6. Effect of Redemption. Upon the date fixed for any redemption of the $.70 Preferred Stock, and upon payment by the corporation of the amounts payable on redemption as provided herein, all shares of the $.70 Preferred Stock redeemed shall be deemed to be no longer outstanding for any purpose, whether or not the certificates for such shares shall have been surrendered for cancellation, and all rights with respect to such shares shall thereupon cease, except only the right of the holders of such shares to receive the amounts payable upon the redemption thereof. All shares of the $.70 Preferred Stock redeemed by the corporation shall be retired and cancelled and shall not be reissued.

5.       Conversion.

         5.1. Conversion Privilege. Any shares of the $.70 Preferred Stock may, at the election of the holder thereof, at any time prior to the close of business on May 31, 1993 be converted, at the conversion price per share of Common Stock of $8.50, as adjusted and readjusted from time to time in accordance with section 5.4 hereof (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the "Conversion Price"), into the number of fully paid and non assessable shares of Common Stock determined by dividing (a) the aggregate par value of the shares of the $.70 Preferred Stock to be so converted, multiplied by 10, by (b) the Conversion Price in effect at the time of such conversion.

         5.2. Manner of Conversion, etc. The certificate or certificates for any shares of the $.70 Preferred Stock to be converted shall be surrendered at the office or agency maintained for such purpose pursuant to section 5.9 hereof, duly endorsed, or accompanied by proper instruments of transfer, to the corporation or in blank, and accompanied by written notice to the corporation of the holder's election to make such conversion and of the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The right to convert any shares of the $.70 Preferred Stock called for redemption shall terminate at the close of business on the last full business day next preceding the date fixed for such redemption. Upon conversion of any shares of the $.70 Preferred Stock, the corporation shall pay to the holder thereof a sum equal to Full Cumulative Dividends thereon to the date of conversion. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been so surrendered to such agency, and at such time the rights of the holder of $.70 Preferred Stock as such shall, to the extent of the number of shares thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

         5.3. Delivery of Stock Certificates; Fractional Shares. As promptly as practicable after the conversion of any $.70 Preferred Stock, and in any event within 20 days thereafter, the corporation at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of such $.70 Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, determined as provided in clause (viii) of subdivision (b) of section 5.4 hereof.

         5.4. Adjustment of Conversion Price for Diluting Issues, Distributions.

                  (a) Adjustment for Sales Below Conversion Price, etc. If and whenever after April 15, 1978 the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, and/or the corporation shall issue or sell any shares of its Common Stock (except on conversion of $.70 Preferred Stock) for a consideration per share less than the Market Price on the date of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the lower of the prices (calculated to the nearest cent) determined as follows:

                           (i) by dividing (A) an amount equal to the sum of (1)
                  the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale; and

                           (ii) by multiplying  the  Conversion  Price in effect
                  immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (B) the consideration received by the corporation upon such issue or sale, and the denominator of which shall be the product of (C) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (D) the Market Price immediately prior to such issue or sale.

                  (b) For the purposes of subdivision (a) above, the following clauses (i) to (x), inclusive, shall also be applicable:

                           (i)  Issuance  of Rights or  Options.  In case at any
                  time the corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options (or less than the Market Price, determined as of the date of granting such rights or options, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (iii) below, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii) Issuance of Convertible Securities.  In case the
                  corporation shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by
                  (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale (or less than the Market Price, determined as of the date of such issue or sale of such Convertible Securities, as the case may be), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (1) except as provided in clause (iii) below, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subdivision (b), no further adjustment of the Conversion Price shall be made by reason of such issue or date.

                           (iii) Change in Option Price or Conversion Rate. Upon
                  the happening of any of the following events, namely, if the purchase price provided for in any rights or options referred to in clause (i) of this subdivision (b), the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause
                  (ii) of this subdivision (b), or the rate at which any Convertible Securities referred to in clause (i) or clause
                  (ii) of this subdivision (b) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (i) of this subdivision (b) or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of this subdivision (b) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby decreased.

                           (iv) Stock Dividends.  In case the corporation  shall
                  declare a dividend or snake any other distribution upon any stock of the corporation payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (v)  Consideration  for Stock.  In case any shares of
                  Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the corporation in which the corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the corporation for stock or other securities of any corporation, the corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation.

                           (vi) Record Date. In case the corporation  shall take
                  a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (vii) Treasury Shares. The number of shares of Common
                  Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subdivision (b).

                           (viii) Definition of Market Price. "Market Price" shall mean in the case of any trading day the average of the closing prices of the Common Stock sales on all exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of such day in the over-the-counter market, in each such case (except for the purposes of section 4.2 hereof) averaged over a period of 20 consecutive business days prior to the day as of which "market price" is being determined. If at any time the Common Stock is not listed on any exchange or quoted in the over-the-counter market, the "Market Price" shall be deemed to be the higher of
                  (A) the book value thereof as determined by any firm of independent public accountants of recognized national standing selected by the Board of Directors of the corporation as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (B) the fair value thereof determined in good faith by the Board of Directors of the corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                           (ix)  Determination  of Market  Price  under  Certain
                  Circumstances. Anything herein to the contrary notwithstanding, in case the corporation shall issue any shares of Common Stock or Convertible Securities in connection with the acquisition by the corporation of the stock or assets of any other corporation or the merger of any other corporation into the corporation under circumstances where on the date of the issuance of such shares of Common Stock or Convertible Securities the consideration received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities are convertible is less than the Market Price of the Common Stock, but on the date the number of shares of Common Stock or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) was determined the consideration received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities are convertible would not have been less than the Market Price thereof, such shares of Common Stock shall not be deemed to have been issued for less than the Market Price of the Common Stock.

                           (x) Determination of Consideration in Connection with
                  Certain Acquisitions. Anything in clause (v) of this subdivision (b) to the contrary notwithstanding, in the case of an acquisition where all or part of the purchase price is payable in Common Stock or Convertible Securities but is stated as a dollar amount, where the corporation upon making the acquisition pays only part of a maximum dollar purchase price which is payable in Common Stock or Convertible Securities and where the balance of such purchase price is deferred or is contingently payable under a formula related to earnings over a period of time, (A) the consideration received for any Common Stock or Convertible Securities delivered at the time of the acquisition shall be deemed to be such part of the total consideration as the portion of the dollar purchase price then paid in Common Stock or Convertible Securities bears to the total maximum dollar purchase price payable in Common Stock or Convertible Securities, and (B) in connection with each issuance of additional Common Stock or Convertible Securities pursuant to the terms of the agreement relating to such acquisition, the consideration received shall be deemed to be such part of the total consideration as the portion of the dollar purchase price then and theretofore paid in Common Stock or Convertible Securities bears to the total maximum dollar purchase price payable in Common Stock or Convertible Securities multiplied by a fraction, the numerator of which shall be the number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then issued and the denominator of which shall be the total number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then and theretofore issued under such acquisition agreement. If it is determined that any part of the deferred or contingent portion of such purchase price shall not be payable, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have obtained (l) had the adjustment made in connection with such acquisition been made upon the basis of the issuance of only the number of shares of Common Stock or Convertible Securities actually issued in connection with such acquisition, and (2) had adjustments been made on the basis of the Conversion Price as adjusted in clause (1) for all issues or sales (as prices which would have affected such adjusted Conversion Price) of Common Stock or rights, options or Convertible Securities made after such acquisition. In the event that only a part of the purchase price for an acquisition is paid in Common Stock or Convertible Securities in the manner referred to in this clause (x), the term "total consideration" as used in this clause (x) shall mean that part of the aggregate consideration as is fairly allocable to the purchase price paid in Common Stock or Convertible Securities in the manner referred to in this clause (x), as determined by the Board of Directors of the corporation.

                  (c) Adjustment for Certain Special Dividends. In case the corporation shall declare a dividend upon the Common Stock payable otherwise than out of consolidated earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in Subsidiaries, and otherwise than in Common Stock or Convertible Securities, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend, to the fair value thereof per share of the Common Stock as determined by the Board of Directors of the corporation. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the corporation. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

                  (d) Subdivision or Combination of Stock. In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such Combination shall be proportionately increased.

                  (e) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of $.70 Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the corporation immediately theretofore issuable upon the conversion of such $.70 Preferred Stock, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore issuable upon the conversion of such $.70 Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the $.70 Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the conversion of the $.70 Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger, or the corporation into or for the securities of which the outstanding shares of Common Stock shall be changed or exchanged in connection with such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to each holder of $.70 Preferred Stock at the time outstanding, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the corporation, the corporation shall not effect any consolidation, a merger or sale with the person having made such offer, unless prior to the consummation thereof the holders of the $.70 Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the $.70 Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

                  (f) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the corporation shall give written notice thereof to each holder of $.70 Preferred Stock at the time outstanding, which notice shall state the Conversion Price resulting from such adjustment, and shall set forth in reasonable detail the method of calculation thereof and the facts upon which such calculation is based. Such notice shall be given by delivering or mailing the same to each such holder at the address of such holder as it appears on the corporation's stock records.

                  (g)      Other Notices.  In case at any time:

                           (i) the  corporation  shall declare any such dividend
                  on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                           (ii) the corporation  shall pay any dividend  payable
                  in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                           (iii) the  corporation  shall offer for  subscription
                  pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iv) there  shall be any capital  reorganization,  or
                  reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

                           (v) there  shall  be  a   voluntary   or  involuntary
                  dissolution,  liquidation or winding up of the corporation;

then, in any one or more of said cases, the corporation shall give written notice to each holder of $.70 Preferred Stock at the time outstanding, of the date on which (A) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given by delivering or mailing the same to each such holder at the address of such holder as it appears on the corporation's stock records, at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto.

                  (h) Certain Events. If any event occurs as to which in the opinion of the Board of Directors of the corporation the other provisions of this section 5.4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the $.70 Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid.

         5.5. Shares to be Fully Paid; Reservation of Shares. The corporation covenants and agrees that all shares which may be issued upon conversion of the $.70 Preferred Stock will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the corporation covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable upon conversion of the $.70 Preferred Stock. The corporation further covenants and agrees that the corporation will at all times have authorized, and reserved for the purpose of issue or transfer upon the conversion of the $.70 Preferred Stock, a sufficient number of shares of its Common Stock to provide for the conversion of the $.70 Preferred Stock.

         5.6. Registration, Approval and Listing. If any shares of Common Stock required to be reserved for purposes of conversion of $.70 Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law, or listing on any national securities exchange, before such shares may be issued upon conversion, the corporation will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved or listed on the relevant national securities exchange, as the case may be.

         5.7. Issue Tax. The issuance of certificates for shares of Common Stock upon the conversion of $.70 Preferred Stock shall be made without charge to the holders of such $.70 Preferred Stock for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the $.70 Preferred Stock converted.

         5.8. Closing of Books. The corporation will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of the $.70 Preferred Stock in any manner which interferes with the timely exercise of the conversion rights of the holders of the $.70 Preferred Stock.

         5.9. Conversion Agent. So long as any $.70 Preferred Stock is outstanding, the corporation will at all times maintain an office or agency in Boston, Massachusetts, for the purpose of accepting $.70 Preferred Stock surrendered for conversion and issuing Common Stock upon the conversion of the $.70 Preferred Stock pursuant to section 5.2 hereof. Initially the office or agency hereunder for such purposes shall be the principal office of The First National Bank of Boston. The corporation will give written notice to each holder of the $.70 Preferred Stock at the time outstanding of any change in such office or agency.

6.       Voting Rights; Restrictions on Corporate Action.

         6.1. General Voting Rights. Except as otherwise provided by law and in addition to the rights provided for in section 6.2 and section 6.3 hereof, the holders of the $.70 Preferred Stock shall be entitled to one-tenth (1/10) of one vote for each share held and shall be entitled to exercise such voting rights voting with the holders of Common Stock, without distinction as to class at any annual or special meeting of stockholders for the election of directors and on any other matter coming before such meeting.

         6.2. Special Right to Elect Director. (a) If and whenever (i) if dividends on the $.70 Preferred Stock shall have been in arrears for a period of 12 calendar months (whether or not consecutive), or (ii) the corporation shall have failed to make any redemption of the $.70 Preferred Stock required by section 4.1 hereof when due, and such failure or failures shall have continued for a period of 12 calendar months (whether or not consecutive), the holders of the outstanding $.70 Preferred Stock shall have the special right, voting separately as a single class, to elect one director of the corporation at the next succeeding annual meeting of stockholders and at each succeeding annual meeting of stockholders thereafter until such right shall terminate as hereinafter provided. At each meeting of stockholders at which the holders of the $.70 Preferred Stock shall have such special right, voting separately as a single class, to elect a director, the presence in person or by proxy of the holders of record of one-third of the total number of shares of the $.70 Preferred Stock at the time outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such stockholders as a class.

                  (b) Each director elected by the holders of the $.70 Preferred Stock voting separately as a single class as provided in subdivision (a) of this section 6.2 shall hold office until the annual meeting of stockholders next succeeding his election and until his successor, if any, is elected by such holders and qualified or until his death, resignation or removal in the manner provided in the by-laws of the corporation. In case the office of any director shall become vacant, such vacancy may be filled for the unexpired portion of the term by the vote of such stockholders given at a special meeting of such stockholders called for the purpose.

                  (c) Whenever Full Cumulative Dividends on the $.70 Preferred Stock for all past Dividend Periods and for the then current Dividend Period shall have been declared and paid, and all redemptions of the $.70 Preferred Stock required by section 4.1 hereof shall have been made, the right of the holders of the $.70 Preferred Stock, voting separately as a single class, to elect a director as provided in subdivision (a) of this section 6.2 shall terminate at the next succeeding annual meeting of stockholders, but subject always to the same provisions for the vesting of such special right, voting separately as a single class, to elect a director in the case of any future such arrearage or failure.

         6.3. Restrictions on Corporate Action. Without the consent of the holders of at least a majority of the shares of the $.70 Preferred Stock at the time outstanding, given in writing without a meeting or by vote at a meeting called for the purpose, at which the holders of the $.70 Preferred Stock shall vote separately as a single class, the corporation shall not

                  (a) Authorize or issue any shares of Senior Stock or any shares of stock or any obligations or warrants or rights convertible into or evidencing rights to purchase any Senior Stock;

                  (b) Authorize or issue any shares of Parity Stock or any shares of stock or any obligations or warrants or rights convertible into or evidencing rights to purchase any Parity Stock unless, immediately after giving effect thereto and to any concurrent transactions, Consolidated Net Income. Available for Dividends for the period of the four most recently completed quarterly accounting periods of the corporation shall have equalled at least 150% of Pro Forma Interest and Preferred Dividends;

                  (c) Declare, order, pay, make or set apart any sum or property for any Junior Stock Payment (except to the extent of the aggregate net cash proceeds received by the corporation after the date of initial issue of the $.70 Preferred Stock from the sale of shares of Junior Stock or of warrants, rights or options to acquire any such shares) unless, immediately after giving effect thereto, Consolidated Net Worth shall be at least $8,000,000;

                  (d)  Take  any  action   looking   towards   its  liquidation,
dissolution or winding up;

                  (e)  Consolidate  with or merge into any other person,  unless
(i) the holders of the $.70 Preferred Stock will receive in such consolidation or merger the same number of shares of stock of the corporation resulting from or surviving such consolidation or merger, having the same relative rights and preferences as the $.70 Preferred Stock, and (ii) after giving effect to such consolidation or merger, the corporation resulting from or surviving such consolidation or merger will have no stock authorized or outstanding having any right or preference as to dividends or assets senior to any right or preference of the $.70 Preferred Stock or of the stock issued to the holders of the $.70 Preferred Stock in such consolidation or merger;

                  (f) Sell, lease, abandon or otherwise dispose of all or substantially all of its properties and assets, except that the corporation may, without such consent, sell or otherwise dispose of all or substantially all of its properties and assets to another corporation if as a result of such trans action (i) the holders of the $.70 Preferred Stock will thereupon receive the same number of shares of stock of the corporation purchasing or otherwise acquiring such properties and assets, having the same relative rights and preferences as the $.70 Preferred Stock, and (ii) after giving effect to such transaction, the corporation purchasing or otherwise acquiring such properties and assets will have no stock authorized or outstanding having any right or preference as to dividends or assets senior to any right or preference of the $.70 Preferred Stock or of the stock issued to the holders of the $.70 Preferred Stock in such transaction;

                  (g) Enter into any agreement or understanding which in any way restricts the corporation's right or ability to declare and pay dividends on, or to make any other distribution with respect to, or to redeem, the $.70 Preferred Stock; or

                  (h) Authorize or effect any amendment to its Certificate of Incorporation or by-laws which would adversely affect or be inconsistent with any of the rights or preferences of the $.70 Preferred Stock or otherwise prejudicial to the interests of the holders of the $.70 Preferred Stock.

7. Change in Tax Laws. In the event that the tax laws of the United States of America are amended after April 15, 1978 so as to allow the corporation to elect, for Federal income tax purposes, whether or not to claim a deduction for dividends or other distributions on or on account of the $.70 Preferred Stock, the corporation shall not, without the unanimous consent of the holders of the shares of the $.70 Preferred Stock at the time outstanding, given in writing without a meeting or by vote at a Meeting called for the purpose, at which the holders of the $.70 Preferred Stock snail vote separately as a single class, elect to claim any such deduction if as a result of such election (a) the deduction for dividends received provided for in Section 243 of the Internal Revenue Code as in effect on April 15, 1978 with respect to dividends on the $.70 Preferred Stock received by any holder thereof would be eliminated or reduced, or (b) the interests of the holders of the $.70 Preferred Stock would otherwise be adversely affected.

8.       Definitions; Accounting Terms and Principles.

         8.1.     Definitions   of   Capitalized   Terms.  As  used  herein  the
following  terms  have the  following respective meanings:

         Common Stock: the Common Stock, $1 par value, of the corporation as constituted on the date of initial issue of the $.70 Preferred Stock, and any stock into which such Common Stock shall have been changed, or any stock resulting from any subdivision, Combination, consolidation or reclassification of such Common Stock.

         Consolidated Net Income, Consolidated Net Income Available for Dividends and Consolidated Net Worth: the Net Income, Net Income Available for dividends and Net Worth, as the case may be, of the corporation and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the corporation and Subsidiaries), all consolidated in accordance with generally accepted accounting principles, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that in determining Consolidated Net Income there shall be excluded (a) the Net Income of any person other than a Subsidiary) in which the corporation or any Subsidiary has an ownership interest, except to the extent that any such Net Income has been actually received by the corporation or such Subsidiary in the form of dividends or similar distributions, (b) any undistributed Net Income of a Subsidiary which for any reason is unavailable for distribution to the corporation or any other Subsidiary, and (c) any deferred or other credit representing amortization of the excess of the equity in any Subsidiary at the date of acquisition thereof over the cost of the investment in such Subsidiary.

         Conversion Price:  as defined in section 5.1 thereof.

         Convertible Securities: as defined in clause (i) of subdivision (b) of section 5.4 hereof.

         Dividend Periods: the periods beginning on January 16, April 16, July l6 and October 16 and ending on April 15, July 15, October 15 and January 15, respectively, in each year.

         Full Cumulative Dividends: cumulative dividends on the $.70 Preferred Stock computed, to the date or for the Dividend Period with reference to which the term is used, at the rate of $.70 per share per annum (whether or not such amount or any part thereof shall have been declared as dividends, whether or not there exists or shall have existed available funds out of which dividends in such amount might be or might therefore have been declared and whether or not declarations or payment of dividends in such amount shall be or shall have been in contravention of any applicable restrictions from time to time in effect for the benefit of holders of any class of indebtedness of the corporation), less the aggregate of dividends paid thereon to such date or for such Dividend Period, as the case may be.

         Junior Stock: the Common Stock and any other stock of the corporation having rights and preferences as to dividends and assets junior in all respects to the rights and preferences of the $.70 Preferred Stock.

         Junior Stock Payment: any dividend or other distribution, direct or indirect, on or on account of any shares of any Junior Stock then or thereafter outstanding, except a dividend payable solely in shares of Junior Stock, and any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any Junior Stock then or thereafter outstanding or of any warrants or rights to purchase any such Stock, except to the extent that the consideration for any such redemption, retirement, purchase or acquisition consists of shares of Junior Stock.

         Market Price:  as  defined  in  clause  (viii)  of  subdivision  (b) of section 5.4 hereof.

         Net Income  of  any   corporation   for any period:  the net income (or
net deficit) of such corporation for such period, determined in the following manner:

                  (a) the gross revenues and other proper income credits of such corporation shall be computed for such period in accordance with generally accepted accounting principles, excluding, however, the following items (without duplication):

                           (i)      the proceeds of any life insurance policy;

                           (ii) gains arising from the sale or other disposition
                  of capital assets or arising from any write-up of assets or from the acquisition by such corporation of its outstanding debt securities at a cost which is less than the amounts due and to become due on such securities;

                           (iii) any reversal of any contingency reserve, except
                  to the extent that provision for such contingency reserve shall have been made during such period; and

                           (iv) any reversal of any reserve for taxes,  contract
                  renegotiation or price determination, except to the extent of any excess of any such reserve over the amount ultimately determined to be due and payable; but in any event there may be added to the income credits for such period (x) the appropriate portion of any reversal of a reserve referred to in the foregoing clauses (iii) and (iv), after allocating the amount of such reversal proportionately over the periods since such reserve was created, and (y) amounts repaid, refunded or credited to such corporation during such period on account of taxes paid or accrued in respect of income arising prior to as well as during such period.

                  (b) From the amount of such gross revenues and other proper income credits for such period, determined as provided in the foregoing subdivision (a), there shall be deducted all expenses and all other proper revenue and income deductions and charges for such period determined in accordance with generally accepted accounting principles, exclusive of losses arising from the sale, abandonment or other disposition of capital assets, but in any event there shall be deducted the following items, whether or not such items are charged or properly chargeable to income:

                           (i) amortization of debt discount and any other amortization of prepaid expenses, deferred charges or other intangibles;

                           (ii) provision for all taxes of every kind and character, provided that, for the purposes of this clause
                  (ii), taxes in respect of income shall be appropriately adjusted to reflect the effect of the exclusion of any items of income credits and deductions (including, without limitation any depreciation, depletion, obsolescence or amortization claimed by such corporation for income tax purposes in excess of the amount required to be deducted pursuant to clause (iv) below) required or permitted to be excluded in determining Net Income hereunder;

                           (iii) all provisions or appropriations,  if any, made
                  by such corporation for reserves for contingencies which are charged or, under generally accepted accounting principles, should be charged to income arising during such period;

                           (iv) provision for depreciation, depletion, obsolescence and amortization of the properties of such corporation (including, without limitation, amortization of assets recorded under capital leases) in amounts in the aggregate not less than those actually deducted on its books, determined in accordance with generally accepted accounting principles;

                           (v) any additional amounts required to be paid during
                  such period on account of taxes in respect of income arising prior to such period in excess of reserves for such taxes established out of income arising prior to such period; and
                           (vi)  any  additional  amounts  required  to be  paid
                  during such period on account of contract renegotiation or price redetermination with respect to sales prior to such period in excess of reserves for such renegotiation established out of income arising prior to such period.

         Net Income Available for Dividends of any corporation for any period: the Net Income of such corporation for such period (excluding any amounts included in the determination thereof on account of amounts repaid, refunded or credited to such corporation during such period on account of taxes paid or accrued in respect of income arising prior to or during such period), plus the sum of all amounts deducted in the determination of such Net Income for

                  (a) interest charges on indebtedness accrued during such period;


                  (b)  amortization of debt discount applicable to such period;

                  (c) provision for taxes imposed on or measured by income determined after deduction of interest charges; and

                  (d) any additional amounts required to be paid during such period on account of taxes in respect of income arising prior to such period.

         Net Worth of any corporation at any date: the sum of the capital stock (excluding treasury stock and capital stock subscribed and unissued) and surplus (including retained earnings and additional paid-in capital) of such corporation as shown by the books of such corporation at such date.

         Parity Stock: any stock of the corporation having any right or preference as to dividends or assets equal in any respect to any right or preference of the $.70 Preferred Stock.

         Parity Stock Payment: any dividend or other distribution, direct or indirect, on or on account of any shares of any Parity Stock then or thereafter outstanding, except a dividend payable solely in shares of Parity Stock, and any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any Parity Stock then or thereafter outstanding or of any warrants or rights to purchase any such Stock, except to the extent that the consideration for any such redemption, retirement, purchase or acquisition consists of shares of Parity Stock.

         Pro Forma Interest and Preferred Dividends at any date: the highest aggregate amount

                  (a) all  interest  Charges  on   all   indebtedness   of   the
         corporation and its Subsidiaries on a consolidated basis outstanding at such date, plus

                  (b) all dividends on the $.70 Preferred Stock, all Parity Stock and all Senior Stock, multiplied by a fraction, the numerator of which is Consolidated Net Income before provision for taxes imposed on or measured by income for the most recently completed fiscal year of the corporation, and the denominator of which is Consolidated Net Income for such year, payable or guaranteed, after giving appropriate effect to immediately proposed transactions at such date, by the corporation and its Subsidiaries during the 12-month period commencing on such date (or, if the aggregate amount of such interest and dividends so payable or guaranteed shall be greater during any other 12-month period commencing after such date, then during such other 12-month period).

         Purchase Agreements:  as defined in section 4.2 hereof.

         Securities Act:  as defined in section 4.2 hereof.

         Senior  Stock:  any  stock  of  the   corporation  having  any right or
preference as to dividends or assets senior in any respect to any right or preference of the $.70 Preferred Stock.

         Subsidiary: any corporation a majority (by number of votes) of the Voting Stock of which is owned by the corporation or by one or more Subsidiaries or by the corporation and one or more Subsidiaries.

         Voting Stock, when used with reference to any corporation: shares (however designated) of such corporation having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than shares having such power only by reason of the happening of a contingency.

         8.1. Other Definitions. As used herein the following terms have the following respective meanings:

         "corporation"   shall,  where  the  context  so  permits,   include  an
association, joint stock company, business trust or other similar organization.

          "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "shares" of any corporation shall include any and all shares of capital stock of such corporation of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such corporation.

         8.2. Accounting Terms and Principles. All accounting terms used herein which are not expressly defined herein shall have the respective meanings given to them in accordance with generally accepted accounting principles, all computations made pursuant hereto shall be made in accordance with generally accepted accounting principles and all financial statements shall be prepared in accordance with generally accepted accounting principles.

                  (d) So long as any shares of Preferred Stock of any series are outstanding:

                           (i) Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on
                                    all  shares of Preferred  Stock   (including
                                    cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of the Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the corporation legally available therefor.

                                            All shares of Preferred Stock of all
                                    series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

                           (ii)     In the event of any liquidation,
                                    dissolution or winding up of the
                                    corporation, whether  voluntary or
                                    involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which such series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full his share of such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Preferred Stock shall be insufficient to pay, in full, the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

                  (e) Except as required by law or as determined by the Board of Directors pursuant to subdivision (b) of this Article FOURTH, the exclusive rights to vote for the election of directors and for all other purposes shall be vested in the holders of Common Stock, each share thereof from time to time outstanding having voting power of one vote.

         FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

         SIXTH.  The corporation is to have perpetual existence.

         SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         NINTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

         TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           4.  This  Restated  Certificate  of  Incorporation
was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said HELIX TECHNOLOGY CORPORATION has caused this certificate to be executed by Richard F. Cole, President of the Corporation, attested by Robert E. Blakelock, Secretary of the Corporation, and affixed with the corporate seal, this 4th day of February, 1980.


                         HELIX TECHNOLOGY CORPORATION



                         By  /s/ Richard F. Cole
                                 Richard F. Cole, President

[Seal]

ATTEST:


By /s/ Robert E. Blakelock,
         Robert E. Blakelock, Secretary


Commonwealth of Massachusetts )
                                      ) ss.
County of Middlesex                         )


         Be it remembered that on the 4th day of February, A.D. 1980, personally came before me, William Williams II, a Notary Public in and for the County and State aforesaid, Richard F. Cole, President, and Robert E. Blakelock, Secretary of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and they, the said Richard F. Cole and Robert E. Blakelock, as such President and Secretary respectively, duly executed the said Certificate before me and acknowledged the said Certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true; that the signatures of the said President and Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



NOTARIAL SEAL                     Notary Public
                                           /s/ William Williams II

[Seal]                                     My Commission Expires: 9/18/90

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HELIX TECHNOLOGY CORPORATION


         HELIX TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders for their review and consent:

                  VOTED: That this Board hereby declares the advisability of an amendment to the Restated Certificate of Incorporation of the Corporation to add a new Article ELEVENTH, and that said Article ELEVENTH shall be and read in its entirety as follows:

         Elimination of Certain Liability of Directors. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

and further

                  VOTED: That the foregoing amendment to the Restated Certificate of Incorporation shall be presented to the stockholders for approval at the 1987 Annual Meeting and that, upon approval of such amendment, the proper officers of the Corporation are authorized to execute and file with the Secretary of the  State  of  Delaware  a  Certificate  of
                                    Amendment  to the  Restated  Certificate  of
                                    Incorporation  of the  Corporation,  setting
                                    forth the  amendment  so  adopted,  and upon
                                    such  filing,   such   amendment   shall  be
                                    effective.

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1987 Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendment.

         IN WITNESS WHEREOF, HELIX TECHNOLOGY CORPORATION has caused this Certificate to be signed by Robert J. Lepofsky, its President, and Robert E. Blakelock, its Secretary, this 27th day of April 1987.

[Seal]                                      HELIX TECHNOLOGY CORPORATION



                           By: /s/ Robert J. Lepofsky
                                   Robert J. Lepofsky
                                   President



ATTEST: /s/ Robert E. Blakelock
         Robert E. Blakelock, Secretary



                          COMMONWEALTH OF MASSACHUSETTS

County of Suffolk, ss.

         BE IT REMEMBERED, that on this 27th day of April 1987 personally came before me a Notary Public in and for the County and Commonwealth as aforesaid, Robert J. Lepofsky, President, and Robert E. Blakelock, Secretary, of HELIX TECHNOLOGY CORPORATION, and they duly executed the foregoing Certificate before me and severally acknowledged the said Certificate to be their act and deed and the act and deed of said Corporation and that the facts stated therein are true; that the signatures of the said officers are in their handwriting and that the seal affixed to said Certificate is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                  /s/Kathleen S. Tillotsan
                                  Notary Public

                                  My Commission Expires: November 13, 1992

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HELIX TECHNOLOGY CORPORATION


HELIX TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders for their review and consent:

                  VOTED: That the Board of Directors of Helix Technology Corporation hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

                                    That  ARTICLE  FOURTH  (a) of  the  Restated
                                    Certificate   of   Incorporation   of   this
                                    Corporation  be and it is hereby  amended to
                                    increase the number of authorized  shares of
                                    capital  stock  of  the   Corporation   from
                                    7,000,000   to   12,000,000   so  that  said
                                    PARTICLE FOURTH (a) shall be and read as follows:

         FOURTH. (a) The total number of shares of stock which the Corporation is authorized to issue is 12,000,000, of which 10,000,000 shares shall be common stock, par value of $1 per share ("Common Stock") and 2,000,000 shall be preferred stock, par value $1 per share ("Preferred Stock").

and further,

                  VOTED: That the foregoing amendment to the Restated Certificate of Incorporation of this Corporation be submitted to the stockholders of this Corporation for their approval at the 1988 Annual Meeting of Stockholders.

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1988 Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendment.

         IN WITNESS WHEREOF, HELIX TECHNOLOGY CORPORATION has caused this Certificate to be signed by Robert J. Lepofsky, its President, and Robert E. Blakelock, its Secretary, this 11th day of May 1988.

 [Seal]                                     HELIX TECHNOLOGY CORPORATION



                                           By:      /s/Robert J. Lepofsky
                                                    Robert J. Lepofsky
                                                    President



ATTEST:  /s/Robert E. Blakelock
                  Robert E. Blakelock, Secretary

                          COMMONWEALTH OF MASSACHUSETTS


County of Middlesex, ss.

         BE IT REMEMBERED, that on this 10th day of May 1988 personally came before me a Notary Public in and for the County and Commonwealth as aforesaid, Robert J. Lepofsky, President, and Robert E. Blakelock, Secretary, of HELIX TECHNOLOGY CORPORATION, and they duly executed the foregoing Certificate before me and severally acknowledged the said Certificate to be their act and deed and the act and deed of said Corporation and that the facts stated therein are true; that the signatures of the said officers are in their handwriting and that the seal affixed to said Certificate is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                 /s/Doris G Gillimore
                                                 Notary Public

                                                 My Commission expires:

                                                 September 3, 1993

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HELIX TECHNOLOGY CORPORATION

         HELIX TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders for their review and consent:

         VOTED: That the Board of Directors of Helix Technology Corporation hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

                           That ARTICLE FOURTH (a) of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to increase the number of authorized shares of capital stock of the Corporation from 12,000,000 to 32,000,000 so that said ARTICLE FOURTH
                           (a) shall be and read as follows:

         FOURTH. (a) The total number of shares of capital stock which the Corporation is authorized to issue is 32,000,000, of which 30,000,000 shares shall be common stock, par value $1 per share ("Common Stock") and 2,000,000 shares shall be preferred stock, par value $1 per share ("Preferred Stock").

and further,

         VOTED: That the foregoing amendment to the Restated Certificate of Incorporation of this Corporation be submitted to the stockholders of this Corporation for their approval at the 1995 Annual Meeting of Stockholders.

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1995 Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendment.

         IN WITNESS WHEREOF, HELIX TECHNOLOGY CORPORATION has caused this Certificate to be signed by Robert J. Lepofsky, its President, and William Williams II, its Assistant Secretary, this 20th day of April, 1995.


(SEAL)                                            HELIX TECHNOLOGY CORPORATION



                                                  By:/s/ Robert J. Lepofsky
                                                  Robert J. Lepofsky, President

ATTEST:/s/ William Williams II
           William Williams II,
           Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HELIX TECHNOLOGY CORPORATION

         HELIX TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders for their review and consent:

         VOTED: That the Board of Directors of Helix Technology Corporation hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

                           That ARTICLE FOURTH (a) of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to increase the authorized shares of capital stock of the Corporation from 32,000,000 to 62,000,000 so that said ARTICLE FOURTH (a) shall be and read as follows:

         FOURTH. (a) The total number of shares of capital stock which the Corporation is authorized to issue is 62,000,000, of which 60,000,000 shares shall be common stock, par value $1 per share ("Common Stock") and 2,000,000 shares shall be preferred stock, par value $1 per share ("Preferred Stock").

and further,

         VOTED: That the foregoing amendment to the Restated Certificate of Incorporation of this Corporation be submitted to the stockholders of this Corporation for their approval at the 1998 Annual Meeting of Stockholders.

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1998 Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendment.

         IN WITNESS WHEREOF, HELIX TECHNOLOGY CORPORATION has caused this Certificate to be signed by Robert J. Lepofsky, its President, and William Williams II, its Assistant Secretary, this 29th day of April, 1998.


(SEAL)                                  HELIX TECHNOLOGY CORPORATION



                                        By:/s/ Robert J. Lepofsky
                                        Robert J. Lepofsky, President


ATTEST:/s/ William Williams II
         William Williams II,
         Assistant Secretary